                                                                    EXHIBIT 10.4


                                   AGREEMENT


                                      FOR


                                  BILLING AND


                               RELATED SERVICES


                                    between


                        GLOBAL TELECOMMUNICATIONS, INC.


                                      and


                      ELECTRONIC DATA SYSTEMS CORPORATION

                                   AGREEMENT
                                FOR BILLING AND
                               RELATED SERVICES


               THIS AGREEMENT, dated as of February _____, 1995 (the "Effective Date"), is between Global Telecommunications, Inc., a ___________ corporation ("Customer"), and Electronic Data Systems Corporation, a Texas corporation ("EDS").

                                   RECITALS

               WHEREAS, Customer desires to purchase from EDS certain billing and related services, and EDS is willing to provide, or cause to be provided, such services to Customer upon the terms and subject to the conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                  ARTICLE I.  AGREEMENT, TERM AND DEFINITIONS

1.1     Agreement.
        ---------

        (a)    Scope.  During the term of this Agreement, EDS will provide to
               ----
               Customer, and Customer will purchase from EDS, the billing and related services described in this Agreement, all upon the terms and subject to conditions specified in this Agreement.

        (b)    Affiliates.  If Customer so requests, EDS will provide Services
               ----------
               (as defined in Section 2.1) pursuant to this Agreement to any specified affiliate of Customer, provided that such affiliate agrees in writing to be bound by the terms and provisions of this Agreement by its execution and delivery of a "Ratification and Acceptance Agreement," substantially in the form attached as Exhibit A. Unless otherwise specified or the context otherwise requires, any references in this Agreement to "Customer" also include a reference to any such affiliate of Customer to which EDS provides Services. Customer agrees to be jointly and severally liable with any such affiliates for any obligations or liabilities incurred by any such affiliates pursuant to this Agreement.

1.2     Term and Renewal.
        ----------------

        (a)    Term.  The term of this Agreement will commence on the date
               ----
               hereof and will expire on the 60-month anniversary of the Start of Processing Date (as defined in Section
                                                 -------

               1.3), unless earlier terminated in accordance with Article VIII or extended pursuant to Section 1.2(b).
                                       --------------

        (b)    Automatic Renewal.  Notwithstanding the provisions of Section
               -----------------                                     -------
               1.2(a), the term of this Agreement will automatically extend for
               ------
               successive one-year periods after the 60-month anniversary of the Start of Processing Date unless either of the parties notifies the other party in writing at least six months prior to such anniversary date or at least six months prior to the end of any such one-year extension period, as the case may be, that this Agreement will not be so extended (such expiration date, on the 60-month anniversary of the Start of Processing Date or as so extended, being hereinafter referred to as the "Expiration Date"). In the event that Customer notifies EDS that the term of this Agreement will not be extended pursuant to this Section
                                                                    -------
               1.2(b), EDS will cooperate with the transition of the Services as
               ------
               reasonably requested by Customer, provided that to the extent any such transition requires resources beyond those otherwise then being provided by EDS hereunder, all such services will be performed as Additional Services pursuant to Section 2.4.
                                                            ------------

1.3     Certain Definitions.  As used in this Agreement, the terms set forth
        -------------------
        below will have the following respective meanings:

               "Business Day" means any day except a Saturday, Sunday or other day on which national banks in the city where EDS is providing Services pursuant to this Agreement are authorized or required by law to close.

               "Client" means a customer of Customer that provides various telecommunications services to End Users and that desires to receive billing services through EDS from Customer.

               "Customer Data" means the data specific to the business of Customer, Clients, and End Users of Customer, with respect to which Services are to be provided under this Agreement.

               "End User" means the ultimate customer or subscriber of the telephone or information services provided by Customer or one of the Clients.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Federal Communications Commission and any public utility commission or public service commission of any state).

               "Local Time" means the time at the EDS Data Center (as defined in Section 2.1) where EDS is performing Services pursuant to this Agreement.

               "Message" means a record of those mutually agreed upon and legally permitted (i) telephone calls originated by an End User through Customer or one of the Clients, or (ii) other services provided by or through Customer to End Users.

               "Person" means any individual, corporation, partnership, joint venture, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

               "Software" means (a) computer programs, including without limitation software, application programs, operating systems, files and utilities, (b) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions, and (c) the tangible media upon which such programs and documentation are recorded, including without limitation hard copy, tapes and disks.

               "Start of Processing Date" means the date when EDS prints the first End User bills pursuant to Section 1.6 of Schedule 2.1, as such
                                         -----------    ------------
        date is reflected on the "Start of Processing Date Notice" delivered by EDS to Customer in accordance with Section 2.1.
                                           -----------

               "Tax Returns" means returns, declarations, reports, claims for refund and informational returns or statements relating to Taxes, including any schedules or attachments thereto.

               "Taxes" means any taxes, however designated or levied, based upon amounts payable to EDS pursuant to this Agreement, including state, local, and federal taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes, taxes based on the net income of EDS and taxes that (i) are measured by (A) EDS' cost in acquiring property, goods and services and not by Customer's cost in acquiring property, goods or services from EDS, or (B) with respect to property taxes, the value of any property used by EDS in performing the Services under this Agreement and (ii) are imposed on EDS' purchase or use of such property, goods or services.

1.4     Other Definitions.  Capitalized terms in this Agreement that are not
        -----------------
        otherwise defined in Section 1.3 will have the respective meanings
                             -----------
        assigned to such terms in this Agreement.

                         ARTICLE II.  EDS OBLIGATIONS

2.1     EDS Services.  Commencing on the Start of Processing Date, EDS will
        ------------
        provide to Customer the services described on Schedule 2.1 (the
                                                      ------------
        "Services") and promptly thereafter deliver to Customer a "Start of Processing Date Notice", substantially in the form attached as Exhibit B; any or all of which Services may be undertaken in any one or more data or information processing centers maintained by EDS (an "EDS Data Center"). Notwithstanding the foregoing, any failure of EDS to deliver the Start of Processing Date Notice will not affect the rights or obligations of the parties under this Agreement.

2.2     Performance Standards.  EDS will provide the Services in accordance with
        ---------------------
        the performance standards set forth on Schedule 2.2 (the "Performance
                                               ------------
        Standards").

2.3     Safeguarding of Customer Data.  EDS will maintain safeguards against the
        -----------------------------
        destruction, loss or alteration of the Customer Data in the possession of EDS in conformity with the safeguards described on Schedule 2.3.
                                                              ------------

2.4     Additional Services.  Customer may from time to time request EDS to
        -------------------
        provide services that relate to Customer's billing and related needs but that are not expressly provided for in this Agreement, including, without limitation, any enhancements or modifications to any of EDS' Software (the "Additional Services"). EDS will provide to Customer such Additional Services as to which the parties have reached a written agreement regarding (a) the scope and nature of the Additional Services to be provided, (b) the time period in which EDS will provide the Additional Services and (c) the basis upon which EDS will be compensated therefor in accordance with Section 3.4.
                                    -----------

2.5     Disclaimer of Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
        ------------------------
        THIS AGREEMENT, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO CUSTOMER OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING TITLE, THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE) OF ANY SERVICES, SOFTWARE OR MATERIALS PROVIDED UNDER THIS AGREEMENT.

2.6     Reliance on Instructions.  EDS will be entitled to rely upon any routine
        ------------------------
        instructions or information provided to EDS by the Customer Representative (as defined in Section 4.7) or by such other persons
                                      -----------
        designated in writing by Customer, and EDS will incur no liability in so relying.

                         ARTICLE III.  PAYMENTS TO EDS

3.1     Compensation to EDS.  In consideration for the Services to be provided
        -------------------
        by EDS pursuant to this Agreement, Customer will pay to EDS the charges and fees set forth in Schedule 3.1.
                              ------------

3.2     Reimbursement of Expenses.  Customer will pay, or reimburse EDS for, all
        -------------------------
        actual out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, incurred with the approval of the Customer Representative and in connection with EDS' performance of its obligations under this Agreement.

3.3     Extension Period Charges.  If this Agreement is extended for any period
        ------------------------
        pursuant to Section 1.2(b), the charges for the Services provided by EDS
                    -------------
        for such period will be such charges as will be mutually agreed upon by the parties in writing for such period by an amendment or supplement to
        Schedule 3.1; provided, however, that in the absence of such an express
        ------------
        agreement in writing, the charges will be based on the rates then in effect under this Agreement, as adjusted for the new year pursuant to
        Section 3.6.
        -----------

3.4     Charges for Additional Services.  In consideration for any agreement by
        -------------------------------
        EDS from time to time to provide Additional Services pursuant to Section
                                                                         -------
        2.4, Customer will pay to EDS (a) any applicable additional charges set
        ---
        forth on Schedule 3.1 or any other amounts mutually agreed upon by the parties for such Additional Services by an amendment or supplement to
        Schedule 3.1, if any, and (b) the reasonable out-of-pocket expenses,
        ------------
        including, without limitation, travel and travel-related expenses, incurred by EDS with the approval of the Customer Representative and in connection with the provision by EDS of the Additional Services.

3.5     Rerun Expenses.  Customer will pay all reasonable fees and expenses of
        --------------
        EDS (not to exceed the fees and expenses set forth on Schedule 3.1) for
                                                              ------------
        reruns necessitated (a) by incorrect, incomplete or omitted information, or erroneous instructions supplied to EDS by Customer, its employees or agents, (b) for the correction of programming, operator and other processing errors caused by Customer, its employees or agents, and (c) by incorrect reports that were not rejected by Customer within the applicable time periods provided in Section 4.4.
                                            -----------

3.6     Cost of Living Adjustments.  If, during the term of this Agreement, the
        --------------------------
        Consumer Price Index for All Urban Consumers, All Cities Average, 1982-84 = 100, as published by the Bureau of Labor Statistics of the Department of Labor (the "CPI"), will at any anniversary of the first calendar day of the month in which the Start of Processing Date occurs (the "Current Index") be higher than the highest CPI on any previous anniversary of the first calendar day of the month in which the Start of Processing Date occurs (the "Base Index"), then, effective as of such anniversary, all amounts payable to EDS from and after such anniversary pursuant to this Article III will be increased thereafter by the percentage that the Current Index will have increased from the Base Index and such amounts as increased pursuant to this Section 3.6 will be
                                                             -----------
        deemed incorporated herein. Notwithstanding the foregoing, the percentage increase in any 12-month period will not exceed 3 % per year.

3.7     Invoice and Time of Payment.  Any amount due EDS pursuant to this
        ---------------------------
        Agreement for which a time for payment is not otherwise specified will be due and payable 30 days after Customer's receipt of an invoice from EDS. Any amount owing to EDS pursuant to this Agreement that is not paid when due and payable will thereafter bear interest until paid at a rate of interest equal to 4% per annum more than the prime or base rate established from time to time by Citibank, N.A. in New York, New York; provided, however, that in no event will such interest rate exceed the maximum rate of interest allowed by applicable law.

3.8     Taxes.  There will be added to any charges under this Agreement, and
        -----
        Customer will pay to EDS, amounts equal to any Taxes, or surcharges, however designated or levied, based upon such charges, or upon this Agreement, or the Services, or items provided pursuant to this Agreement, or their use, including state and local sales, use, privilege or excise taxes, or federal excise taxes based on gross revenue and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on net income of EDS.*

                       ARTICLE IV.  CUSTOMER OBLIGATIONS

4.1     Customer Obligations.  As soon as is practicable after the date hereof
        --------------------
        but, in any event, before the Start of Processing Date and throughout the term of this Agreement, Customer will perform those obligations set forth on Schedule 4.1.
                 ------------

4.2     Certification Requirements.  Commencing with the date hereof and
        --------------------------
        throughout the term of this Agreement, Customer (a) will, and will cause each Client to, obtain and maintain in full force and effect all legally required licenses, franchises, privileges, permits, consents, exemptions, certificates (including, without limitation, certificates of public convenience and necessity), registrations, orders, approvals, authorizations and similar documents and instruments (collectively, the "Certifications"), (b) will promptly notify EDS in writing of any expiration, revocation, termination, amendment or renewal of any such Certification, and (c) will, and will cause each Client to, comply in all respects with the Certifications.

4.3     Bad Debt Collection.  Customer will be solely responsible for the
        -------------------
        collection of any End User bills not paid by the End Users. EDS will have no responsibility or liability with respect to any such unpaid End User bills.

4.4     Inspection of Reports.  Customer will inspect and review all reports
        ---------------------
        prepared by EDS and reject all incorrect reports (a) within five Business Days after receipt thereof with respect to daily reports, (b) within seven Business Days after receipt thereof with respect to weekly reports, and (c) within ten Business Days after receipt thereof with respect to monthly or other reports. Failure to reject any such report within the times provided in this Section 4.4 will constitute acceptance
                                          -----------
        thereof.

4.5     Data Transportation, Communication, Access and LEC Billings.  Customer
        -----------------------------------------------------------
        will (a) provide, or will request EDS to provide at Customer's expense, all necessary transportation for delivery of data and other input from, and for distribution of reports and other output to, Customer, (b) be responsible for the acquisition and provision of any equipment (including, without limitation, terminals, printers and modems but excluding any data telecommunication lines or equipment at or between any EDS Data Centers), that are necessary or appropriate for Customer to access Customer Data at any EDS Data Center, (c) be responsible for the payment of all LEC and clearinghouse charges related to LEC billings, and (d) enter into arrangements with data telecommunication network carriers for the provision of access to such networks and pay any usage costs or charges relating thereto, as may be necessary or appropriate for Customer to access Customer Data at any EDS Data Center.

4.6     Priorities and Cooperation.  Customer will cooperate with EDS (a) to
        --------------------------
        establish priorities for the Services to be provided to Customer and (b) in good faith in the performance of Customer's activities contemplated by this Agreement through, among other things, making available, as reasonably requested by EDS, such information, facilities, management decisions, approvals, authorizations and acceptances in order that EDS' provision of Services under this Agreement may be accomplished in a proper, timely and efficient manner.

4.7     Customer Representative.  Customer will designate an officer or employee
        -----------------------
        of Customer (the "Customer Representative") who will be authorized to act generally as the primary point of contact for EDS in dealing with Customer with respect to the Services. If Customer will fail to expressly designate a Customer Representative, the principal executive officer of

        Customer will be the Customer Representative. The Customer Representative will be responsible for directing, insofar as EDS is concerned, all activities of Customer affecting the provision by EDS of the Services under this Agreement and will also work with EDS to establish Customer's priorities for the Services.

4.8     Other Financial Obligations.  In addition to any other financial
        ---------------------------
        responsibilities of Customer contemplated by this Agreement, Customer will pay all costs and expenses related to each item that is to be provided by Customer pursuant to this Agreement and for which the financial responsibility has not been expressly assigned to EDS, including, without limitation, those items set forth in this Article IV.
                                                                     ----------

           ARTICLE V.  PROPRIETARY, DATA, SECURITY AND AUDIT RIGHTS

5.1     EDS Software.  Any Software that is owned by EDS (and not proprietary to
        ------------
        any other party), any developments, improvements, modifications, additions or enhancements made by or for EDS to any such Software and any new Software developed or created by EDS pursuant to this Agreement will be and will remain solely EDS' property. Customer will have no ownership interests or other rights to any of such items.

5.2     Customer Data.  As between EDS and Customer, the Customer Data will
        -------------
        remain solely Customer's property. Customer hereby authorizes EDS to have access to and to make use of the Customer Data (including, without limitation, the back-up copies of switch data established and maintained by Customer pursuant to Section 1.4 of Schedule 4.1) as is appropriate
                                -----------    ------------
        for the performance by EDS of its obligations under this Agreement and in accordance with the safeguards described in Schedule 2.3. Upon the
                                                       ------------
        expiration or termination of this Agreement for any reason, EDS will either delete such Customer Data from the data files maintained by EDS or return the Customer Data to Customer. Except as is expressly provided for in this Agreement, EDS will not sell, assign, lease or otherwise dispose of, or commercially exploit, the Customer Data.

5.3     Confidentiality.  Except as otherwise provided in this Agreement, all
        ---------------
        confidential information or trade secrets (including, without limitation, any Software or Customer Data) (collectively, the "Confidential Information") communicated to one party by the other party, whether before or after the Start of Processing Date, will be, and will be deemed to have been, received in strict confidence and will be used only for the purposes of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without obtaining the prior written consent of the other party, neither party will disclose any such Confidential Information received from the other party. Confidential Information will not include any information that (a) is already in the possession of such party without being subject to another confidentiality agreement; (b) is or becomes generally available to the public other than as a result, directly or indirectly, of a disclosure of information by such party or by other persons to whom such party disclosed information; (c) is or becomes available to such party on a non-confidential basis from a source other than the other party or its representatives, provided that such source is not bound by a confidentiality agreement with the other party; (d) is independently developed by such party without the use of the other party's information; (e) is required to be disclosed pursuant to an arbitration proceeding conducted in accordance with Article VI,
                                                                  ----------
        provided that such disclosure is made in accordance with the approval and at the direction of the Arbitration Panel (as defined in Section
                                                                     -------
        6.1(c)); or (f) is required to be disclosed pursuant to a requirement of
        ------
        any Governmental Authority or any statute, rule or regulation, provided that such party gives the other party notice of such requirement prior to any such disclosure.

5.4     Security Access.  Only by complying with such reasonable security
        ---------------
        procedures that EDS may adopt from time to time, will the employees, officers or authorized agents of Customer be permitted to (a) enter any EDS Data Center, (b) operate, directly or indirectly, any equipment or Software in any EDS Data Center or (c) access data or information in any EDS Data Center via telecommunications lines or modems.

5.5     Audit Rights.  Upon reasonable prior written notice by Customer, EDS
        ------------
        will agents from any Governmental Authority exercising jurisdiction over Customer's business with (a) reasonable access to any Customer Data located at any EDS Data Center from which EDS is providing Services pursuant to this Agreement for the limited purpose of performing audits or inspections of Customer and (b) such assistance of a routine nature as they may reasonably require in connection with such audit or inspection. In the event of any request beyond the scope of the foregoing, such request will be deemed a request for Additional Services pursuant to Section 2.4. Notwithstanding the foregoing, any such access provided pursuant to this Section 5.5 will be limited to the Customer Data and will not interfere with, and will be limited by, EDS' reasonable work or security needs.

                           ARTICLE VI.  ARBITRATION

6.1     Dispute Resolution.  In the event of any dispute, controversy or claim
        ------------------
        of any kind or nature arising under or in connection with this Agreement or the provision of the Services by EDS that the parties are unable to resolve through informal discussions or negotiations, the parties agree to submit such dispute, controversy or claim to arbitration in accordance with the following procedures:

        (a) Either party may demand arbitration by giving the other party written notice to such effect, which notice will (i) describe, in reasonable detail, the nature of the dispute, controversy or claim, and (ii) name an arbitrator who is experienced in the resolution of disputes, controversies or claims relating to information technology services.

        (b) Within 30 days after the other party's receipt of such demand, such other party will name a second arbitrator who is experienced in the resolution of disputes, controversies or claims relating to information technology services.

        (c) The two arbitrators so named will promptly select a third arbitrator who also is experienced in the resolution of disputes, controversies or claims relating to information technology services. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), and the resolution of the dispute, controversy or claim will be determined by a majority vote of the Arbitration Panel. The Commercial Arbitration Rules of the American Arbitration Association will govern the conduct of the arbitration.

        (d) Customer and EDS will each bear 50% of all fees, costs and expenses of the arbitration, and each party will bear its own legal fees and expenses, and costs of all experts and witnesses; provided, however, that if the claim of either party is upheld by the Arbitration Panel in all material respects, then the Arbitration Panel may apportion between the parties as the Arbitration Panel may deem equitable the costs incurred by the prevailing party.

        (e) The party demanding arbitration will request the Arbitration Panel to (i) allow for the parties to request reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days prior to such arbitration and (ii) require the testimony to be transcribed. No findings of fact or opinions of law will be required to be made by the arbitrators.

        (f) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

6.2     Exclusive Remedy.  Other than any action necessary to enforce the
        ----------------
        award of the Arbitration Panel, the parties agree that the provisions of this Article VI are a complete defense to any suit, action or other
             ----------
        proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising under or in connection with this Agreement or the provision of the Services by EDS. Nothing in this Article VI prevents the parties from exercising their
                        ----------
        rights to terminate this Agreement in accordance with this Agreement.

6.3     Continued Performance.  Unless (a) EDS has commenced a proceeding or has
        ---------------------
        presented a claim pursuant to this Article VI for nonpayment of amounts
                                           ----------
        due under this Agreement by Customer and Customer does not promptly pay all amounts in dispute into the escrow account referred to below, or (b) this Agreement has been terminated in accordance with Article VIII
                                                              ------------
        (including, without limitation, Section 8.2), EDS will continue to
                                        -----------
        provide the Services during any arbitration proceedings commenced pursuant to this Article VI and Customer will continue to perform its
                         ----------
        obligations (including the making of payments to EDS) in accordance with this Agreement. Up to the maximum amount in dispute, any disputed payment will be paid pending rendition of the award by the Arbitration Panel, into an escrow account that is structured by agreement of the parties, or if agreement cannot be reached, as directed by the Arbitration Panel. Any such escrow account will provide for the payment of interest on the amounts deposited therein, and the Arbitration Panel will make the determination regarding distribution of such deposited amounts plus interest. Notwithstanding the foregoing, if EDS has commenced a proceeding or presented a claim pursuant to this Article VI
                                                                     ----------
        for nonpayment of amounts due under this Agreement by Customer, and Customer does not promptly pay all amounts in dispute into such escrow accounts, EDS may (upon the exercise of its sole discretion and without reference to any independent standard of judgment) (x) cease to perform Services ten days after the commencement of such proceeding or the presentation of such claim for the duration of such arbitration proceeding and/or (y) exercise its rights to terminate this Agreement pursuant to Section 8.2.
                    -----------

6.4     Tax Disputes.  Customer is liable for all Taxes to the same extent that
        ------------
        Customer is liable for other amounts payable to EDS by Customer under this Agreement. Customer will pay Taxes to EDS at the same time and in the same manner that it pays such other amounts to which the Taxes related. EDS and Customer will cooperate to minimize and properly calculate any applicable Taxes and, in connection therewith, Customer will provide EDS any resale certificates, information regarding out-of-state use of materials, services or sales, or other exemption certificates or information reasonably requested by

        EDS. EDS will have sole control over the response to and settlement of any claims for Taxes that may be asserted by applicable taxing authorities. Customer will be entitled to any refunds or rebates of taxes granted to the extent such refunds or rebates are of Taxes that were paid by Customer.

                    ARTICLE VII.  INDEMNITIES AND LIABILITY

7.1     Personal Injury and Property Indemnity.  Customer will not be liable to
        --------------------------------------
        EDS for any injury to any person or property caused by the acts of EDS or its employees, and EDS agrees to indemnify, defend and hold harmless Customer from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of any such injury. EDS will not be liable to Customer for any injury to any person or property caused by the acts of Customer or its employees, and Customer agrees to indemnify, defend and hold harmless EDS from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of any such injury.

7.2     Intellectual Property Indemnity.  Each of the parties will indemnify,
        -------------------------------
        defend and hold harmless the other party from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of any claims of infringement of any patent, copyright, trademark, service mark, trade name, trade secret or similar proprietary rights conferred by contract or by common law or by any law of the United States or any state alleged to have occurred because of Software or other intellectual property (or the access or other rights to such Software or property) provided by such party to the other party pursuant to this Agreement.

7.3     Tax Indemnity.  Customer will indemnify, defend and hold harmless EDS
        -------------
        from and against any and all claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) relating to or arising out of any Taxes payable by EDS as a result of
        (a) the delay or failure of Customer, for any reason, to pay any such Taxes, or to timely file any Tax Return as required by law or this Agreement; (b) EDS' compliance with this Agreement or any determination, direction or advice of Customer; (c) EDS' use, in accordance with this Agreement, of information provided by Customer; (d) in the absence of any direction from Customer to the contrary, any act or omission of EDS, excluding any act or omission that is determined to have been undertaken by EDS with willful misconduct or gross negligence; or (e) a determination by the Internal Revenue Service ("IRS") or any other Governmental Authority, whether in response to a ruling request or in the course of an audit of any Person, that EDS is responsible for collecting and remitting Taxes or for filing any Tax Returns relating thereto, applicable to Customer; provided, however, that with respect to this clause (e), EDS will not be entitled to any indemnification with respect to any penalties or interest on any such Taxes that EDS failed to collect and remit in violation of its obligations under this Agreement.

7.4     Billing Related Indemnities.  Customer will indemnify, defend and hold
        ---------------------------
        harmless EDS from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of
        (a) the failure, neglect or refusal of any End User to pay any amounts due and owing to Customer, (b) any breach or alleged breach by Customer of Customer's obligations set forth in Section 4.2, (c) the
                                               -----------
        incorrectness or incompleteness of any data or information supplied to EDS by Customer pursuant to Section 1.1, 1.2 or 1.3 of Schedule 4.1 or
                                    -----------  ---    ---    ------------
        (d) any of Customer's billing or collection practices determined by any Governmental Authority to be unlawful.

7.5     Indemnity Procedures.  Any party entitled to indemnification under this
        --------------------
        Article VII will give the party from which it is seeking indemnification
        -----------
        prompt written notice of any matters in respect of which the indemnity may apply and of which the party claiming indemnification has knowledge; provided, however, that if a party claiming indemnification fails to give the other party prompt written notice, such other party will only be relieved of its obligations under this Article VII if and to the
                                                  -----------
        extent that such party is prejudiced thereby. In addition, the party claiming indemnification will give the other party full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof.

7.6     Limitation of Liability.  If EDS is at any time liable to Customer as a
        -----------------------
        result of any breach, dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including, without limitation, any failure of EDS to comply with its obligations under Section 2.3), whether arising by negligence or otherwise, the
              -----------
        amount of damages recoverable against EDS for all events, acts or omissions will not exceed, in the aggregate, an amount equal to the aggregate amount of all charges paid to EDS pursuant to this Agreement during the three-month period immediately preceding the initial occurrence of such event, act or omission. Notwithstanding any other provisions in this Agreement to the contrary, in no event will the measure of damages recoverable by Customer against EDS include any amounts for indirect, consequential or punitive damages of Customer or any other Person, or for loss of anticipated profits or other economic loss of Customer or any other Person, or for damages that could have been avoided, using reasonable diligence, by Customer. In addition, Customer may not assert any cause of action against EDS that accrued more than two years prior to the filing of a suit alleging such cause of action.

7.7     Acknowledgement.  Customer and EDS expressly acknowledge that the
        ---------------
        limitations contained in Section 7.6 represent the express agreement of
                                 -----------
        the parties with respect to the allocation of risks between the parties, including the level of risk to be associated with the provision of the Services as related to the amount of the payments to be made to EDS for such Services, and each party fully understands and irrevocably accepts such limitations.

                           ARTICLE VIII.  TERMINATION

8.1     Termination for Cause.  Subject to Section 10.3, if either party
                                           ------------
        materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement (excluding a default in payments to be made to EDS, which will be governed by Section 8.2),
                                                              -----------
        which default is not substantially cured within 45 days after written notice is given to the defaulting party specifying the default, or, with respect to those defaults that cannot reasonably be cured within 45 days, if the defaulting party fails to proceed within 45 days to commence curing said default and thereafter to proceed with all reasonable diligence substantially to cure the same, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date of receipt by the defaulting party of such notice or as of a future date specified in such notice of termination.

8.2     Termination for Nonpayment.  If Customer defaults in the payment when
        --------------------------
        due of any amount due to EDS pursuant to this Agreement and does not cure such default within 30 days after being given written notice of such default, then EDS may, by giving written notice thereof to Customer, terminate this Agreement as of the date of receipt by Customer of such notice or as of a future date specified in such notice of termination.

8.3     Termination for Insolvency.  If either party is declared insolvent or
        --------------------------
        bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for such party, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the liquidator, trustee, receiver, conservator, new owner, manager or other agent or representative of such party will, subject to applicable law, have 60 days from the date of any initial declaration, commencement of proceedings, or such assignment or agreement to notify the other party, subject to applicable law, that it is terminating this Agreement as of a date within such 60-day period. If the other party is not so notified, this Agreement will not be terminated but will continue in full force and effect on all of the terms and conditions stated in this Agreement.

8.4     Termination for Regulatory Event.  Either party may terminate this
        --------------------------------
        Agreement if any statute, rule, regulation, interpretation, judgment, order or injunction will have been enacted, enforced, promulgated, amended, issued or deemed applicable to (a) either party or any of its affiliates or (b) this Agreement, the transactions contemplated by this Agreement or the provision of the Services by EDS pursuant to this Agreement, by any Governmental Authority that renders illegal or materially inhibits the provision of the Services by EDS pursuant to this Agreement. To terminate this Agreement pursuant to this Section
                                                                     -------
        8.4, the party seeking such termination will give written notice thereof
        ---
        to the other party at least 30 days prior to the date on which such party desires to terminate this Agreement.

8.5     Rights Upon Termination.  Upon expiration or termination of this
        -----------------------
        Agreement for any reason, Customer will pay EDS for all Services provided and expenses incurred through the date of such expiration or termination. The provisions of this Section 8.5, Section 5.3, Articles
                                            -----------  -----------  --------
        VI and VII will survive the expiration or termination of this Agreement
        --     ---
        for any reason.

                    ARTICLE IX.  OPTION TO ACQUIRE LICENSE

9.1     Option to Acquire License.  Provided Customer is not then in default of
        -------------------------
        any of its obligations under this Agreement, Customer will have the option at anytime during the term of this Agreement to acquire a license from EDS to use the Software described in Section 2 of Schedule 2.1 in order that Customer may perform its own billing services (the "Billing Software"), which option may only be exercised by Customer complying with each of the following requirements:

        (a) giving written notice to EDS at least 90 days prior to the date that Customer desires to acquire a license to the Billing Software;

        (b) executing EDS' then current standard form of license agreement for the Billing Software (or, if no standard form then exists, an agreed upon license agreement for the Billing Software);

        (c) paying to EDS a Billing Software object code license fee of $175,000, plus a maintenance fee equal to EDS' then current maintenance fees; and

        (b)    complying with any applicable provisions of Section 8.5 of this
                                                           -----------
               Agreement, including payment of the Minimum Message Requirement for the 12-month period ending on the date Customer acquires such license, prorated as appropriate for any partial 12-month period.

                           ARTICLE X.  MISCELLANEOUS

10.1    Right of EDS to Perform Services for Others.  Customer acknowledges and
        -------------------------------------------
        agrees that EDS may provide billing and related services to other Persons at any EDS Data Center that EDS may utilize for providing the Services or for processing the Customer Data pursuant to this Agreement.

10.2    Relationship of Parties.  EDS, in furnishing the Services to, or on
        -----------------------
        behalf of, Customer, is acting only as an independent contractor. EDS does not undertake by this Agreement or otherwise to perform any obligation of Customer or any other Person, whether regulatory or contractual, or to assume any responsibility for the business or operations of Customer or any other Person. EDS will not be considered or be deemed to be an employee, joint venturer or partner of Customer or any other Person, and no other similar relationship is intended or created by and between EDS and Customer or any other Person. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, provide or cause to be provided, all Services to be provided pursuant to this Agreement.

10.3    Force Majeure.  Each party will be excused from performance under this
        -------------
        Agreement for any period, and the time of any performance will be extended, to the extent reasonably necessary under the circumstances, if such party is prevented from performing, in whole or in part, its obligations under this Agreement, as a result of acts or omissions by the other party or any act of God or any Governmental Authority or any outbreak or escalation of hostilities, war, civil disturbance, court order, labor dispute, third party nonperformance or any other cause beyond its reasonable control, including without limitation, failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment or lines or other equipment. Such nonperformance on the part of either party will not be a default under this Agreement or a ground for termination of this Agreement; provided that the party whose performance has been excused will perform such obligation as soon as is reasonably practicable after the termination or cessation of such event or circumstance.

10.4    Compliance with Laws.  In performing its obligations under this
        --------------------
        Agreement, neither party will be required to undertake any activity that would conflict with the requirements of any applicable statute, rule, regulation, interpretation, judgment, order or injunction of any Governmental Authority.

10.5    Media Releases.  All press and media releases, public announcements and
        --------------
        public disclosures by either party relating to this Agreement or its subject matter, including, without limitation, promotional or marketing material (but not including any announcement intended solely for internal distribution by such party to its directors, officers or employees or any disclosures required by legal, accounting or regulatory requirements beyond the reasonable control of the parties) will be coordinated with and approved by the other party prior to the release thereof. When consent or approval of either party is required for release of promotional or marketing material, neither party may unreasonably withhold or delay its consent.

10.6    Notices.  Except as otherwise expressly provided in this Agreement, all
        -------
        notices, requests, claims, demands, designations, approvals, consents, acceptances and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, telecopied or mailed by first class mail, postage prepaid, to the parties at the addresses specified on Schedule 10.6. All notices and other communications required or permitted under this Agreement that are addressed as provided in Schedule 10.6, (i) if delivered personally, will be deemed given upon delivery, (ii) if delivered by telecopy, will be deemed given when confirmed and (iii) if delivered by mail in the manner described above, will be deemed given on the seventh Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

10.7    Severability.
        ------------

        (a) Subject to the provisions of Section 10.7(b), if any provision of this Agreement or the application of any such provision to any Person or circumstance, will be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective. In addition, if such invalid, unenforceable or void provision does not materially affect the payments to be made to EDS under this Agreement, and if the remainder of this Agreement will not be affected by such declaration and is capable of substantial performance, then each provision not so affected will be enforced to the maximum extent permitted by law.

        (b) If any provision referred to in Section 10.7(a) is declared judicially to be invalid, unenforceable or void, and the fact thereof, or any amendment or modification thereto as set forth in
               Section 1 , materially affects the payments to be made to EDS under this Agreement, then this Agreement in its entirety will be entirely void and of no force and effect.

10.8    Amendment.  This Agreement may not be modified or amended except by a
        ---------
        written instrument executed by or on behalf of each of the parties to this Agreement.

10.9    Waivers.  The observance of any term of this Agreement may be waived
        -------
        (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver will be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor will any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

10.10   Entire Agreement.  This Agreement (including the Schedules and Exhibits
        ----------------
        hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, and there are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement. All Exhibits and Schedules attached to this Agreement are expressly made a part of, and are incorporated by reference into, this Agreement.

10.11   Parties in Interest; Assignment.  This Agreement will be binding upon
        -------------------------------
        and inure to the benefit of the parties to this Agreement and their respective successors and assigns (it being understood and agreed that, except as expressly provided in this Agreement, nothing contained in this Agreement is intended to confer upon any other Person (including any affiliate of Customer or any End User) any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement). No party may assign this Agreement without obtaining the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement, and its rights and obligations under this Agreement, to any of its respective affiliates without the consent of the other party; provided, however, that any such assignment will not relieve the assigning party of any of its obligations under this Agreement.

10.12   Certain Construction Rules.  The Article and Section headings and the
        --------------------------
        table of contents used in this Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. In addition, as used in this Agreement, unless otherwise expressly stated to the contrary, (a) all references to days, months or years are references to calendar days, months or years and (b) any reference to a "Section," "Article," "Exhibit" or "Schedule" is a reference to a Section or Article of this Agreement or an Exhibit or Schedule attached to this Agreement.

10.13   Inconsistencies.  The provisions of this Agreement are qualified in
        ---------------
        their entirety by reference to the information and the terms set forth in the Schedules and the Exhibits. To the extent that the provisions of this Agreement and the Schedules to this Agreement are inconsistent, the provisions of the Schedules and the Exhibits to this Agreement will govern and control.

10.14   Governing Law.  This Agreement will be construed in accordance with, and
        -------------
        the rights of the parties will be governed by, the substantive laws of the State of Texas, without giving effect to any choice-of-law rules that might require the application of the laws of another jurisdiction.

10.15   Counterparts.  This Agreement may be executed in multiple counterparts,
        ------------
        each of which will be deemed an original and all of which taken together will constitute one instrument.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

ELECTRONIC DATA SYSTEMS                    GLOBAL TELECOMMUNICATIONS,INC.
CORPORATION


By:_________________________               By:_________________________

Name:_______________________               Name:_______________________

Title:______________________               Title:______________________

                                                                    SCHEDULE 2.1
                                                                    ------------


                                 EDS SERVICES

SECTION 1 - BILLING SERVICES

Utilizing the Software described in Section 2 of this Schedule 2.1, EDS will
                                    ---------         ------------
provide to Customer the following billing services:

1.1     Standard Message Format.  EDS will from time to time communicate with
        -----------------------
        Customer relating to the standard record detail format required by EDS in order to process the Messages (the "Standard Message Format"). EDS may from time to time communicate to Customer revisions of the Standard Message Format for Messages as they become necessary.

1.2     Editing, Balancing and Formatting.  Upon receipt of Messages from
        ---------------------------------
        Customer, EDS will determine whether the Messages contained thereon are in the Standard Message Format. If Customer's Messages are in the Standard Message Format, EDS will edit, balance and format such Messages for subsequent processing. If any of Customer's Messages are not in the Standard Message Format or are rejected by EDS as a result of editing or balancing of the Messages (collectively, the "Rejected Messages"), EDS will notify the Customer of such fact.

1.3     Message Rating.  EDS will (a) calculate the applicable charges for all
        --------------
        Messages transmitted by Customer to EDS solely based on the rating information and the End User information provided by Customer to EDS pursuant to Section 1.2 and 1.3 of Schedule 4.1 and (b) have no
                    -----------     ---    ------------
        responsibility or liability for any miscalculation of charges for any Messages resulting from any such information that is inaccurate or incomplete. As and when requested by Customer, EDS will forward any applicable Messages to a clearinghouse or other billing agent who provides LEC billing services to Customer.

1.4     Calculation of Taxes.  EDS will use commercially reasonable efforts to
        --------------------
        (a) calculate the federal excise tax and all local and state taxes or tax-like charges and surcharges, applicable to each Message (the "Calculated Taxes") and (b) furnish the information relating to such Calculated Taxes to Customer in sufficient detail to enable Customer or Client to file the appropriate Tax Returns. EDS will have no responsibility or liability for any miscalculation of any End User's Taxes resulting from the use by EDS of inaccurate or incomplete tax or End User information supplied to EDS by Customer pursuant to Section 1.3
                                                                     -----------
        of Schedule 4.1. Customer expressly acknowledges and agrees that EDS
           ------------
        will rely, and will have no liability in so relying, upon (i) Customer for determining the

                                     2.1-1
        tax status of Customer's End Users, (ii) such End User information as is provided by Customer to EDS and (iii) in connection with determining the applicable tax rates, such tax data as is provided to EDS by Vertex, Inc. of Philadelphia, Pennsylvania or by Customer pursuant to Section
                                                                      -------
        1.3 of Schedule 4.1, as the case may be.
        ---    ------------

1.5     Billing of Taxes.  EDS will, for the benefit of and on behalf of
        ----------------
        Customer, use commercially reasonable efforts to print all applicable federal, state and local excise taxes and surcharges on bills to be sent to End Users. Customer acknowledges and agrees that EDS is acting only as Customer's agent with respect to the billing of such taxes, and in no event will EDS be entitled to retain or receive from Customer (or from any End User) any statutory fee or share of such taxes to which the Person collecting the same may be entitled under applicable law unless the IRS determines that EDS has the responsibility for collecting such taxes and filing federal excise tax returns.

1.6     Printing & Bill Format.  On any date EDS will bill an End User as
        ----------------------
        mutually agreed to by Customer and EDS, EDS will (a) sort all rated Messages into the applicable End User account and (b) print, directly on the End User's bill, any or all of Customer's or Client's name or such promotional messages of Customer or Client as Customer may request five or more Business Days prior to such date and that are in conformity with the bill format shown on Exhibit C. Neither EDS' name nor EDS' logo will
                                 ---------
        appear on any End User bills. Subject to any applicable regulations of any Governmental Authority, any promotional messages so requested to be printed on the End User bill summary page will comprise no more than two lines, each line having up to 78 characters. Any requests by Customer for changes in the bill format shown on Exhibit C will be deemed to be
                                                ---------
        requests for Additional Services pursuant to Section 2.4 of this
                                                     -----------
        Agreement.

1.7     Promotional Inserts.  Subject to size limitations and any applicable
        -------------------
        regulations of any Governmental Authority, EDS will also include in the assembled End User bills up to three promotional inserts of Customer or Client as Customer supplies to EDS for such purposes; provided, however, that the number of such inserts, when added to the number of printed promotional pages will not exceed three per End User bill per month.

1.8     Mailing of Bills.  EDS will (a) presort the End Users' bills to take
        ----------------
        advantage of any applicable postage discounts, (b) affix appropriate first class U.S. mail postage and (c) deliver the End Users' bills to the U.S. Postal Service.

                                     2.1-2

1.9     Billing Reports.  EDS will provide Customer, at such times as EDS and
        ---------------
        Customer mutually agree, with standardized accounting reports, in the format set forth on Exhibit D. Any request by Customer for other
                            ---------
        information regarding End User billing or changes in the list of reports set forth on Exhibit D will be deemed to be a request for Additional
                     ---------
        Services pursuant to Section 2.4 of this Agreement.
                             -----------

SECTION 2 - DESCRIPTION OF SOFTWARE

2.1 The description of the EDS proprietary software that will be used by EDS to perform the Billing Services, known as "IXplus" is described below:

        MENU SYSTEM      Menus may be modified to meet business requirements.
                         Selections can be tailored for specific users or departments and passwords may be assigned for security.

        CALL RATING      The IXplus Software can process and account for all of
                         the data received from the network switching equipment.
                         The information from the switch is converted into a format compatible with the IXplus Software and accounting totals are accumulated. Unbillable calls are reported and routed back through the IXplus Software for corrective procedures. These calls are maintained by the IXplus Software until they are corrected or deleted.

                         The Call Rating subsystem allows for virtually unlimited rate structures. Call Rating variables include:

                         V/H Coordinates
                         Flat Rate
                         Mileage Band
                         A/C and LATA Band
                         Rate Step
                         Day/Evening/Night - Weekend/Holiday

        CALL BILLING     The Call Billing subsystem creates the customer bill
                         format, offering selectable features such as customized messages, call detail reporting and discounts.

                         The Project Billing subsystem provides a commercial customer with call detail plus the total levels required for charge-back of telecommunications expenses. This subsystem also allows for variable volume discounts and unlimited rate steps.

                                     2.1-3

                         The Cycle Billing subsystem assists cash flow tracking and provides a method for distributing the work load more evenly for a large customer base. The Cycle-end reporting subsystem provides the necessary checkpoints and controls to properly manage a billing cycle.

                         A copy of the printed customer bills may be maintained on-line for inquiries, reprints, and archival purposes. The statement images may be transferred to magnetic tape for long-term storage.

          CUSTOMER
          SERVICE The IXplus Software allows customer inquiries to be made by name or partial name, authorization code, account code, and telephone number.

                         Customer calls concerning new business, service changes and complaints may be recorded in an on-line database. Customer service personnel may then record the responses to customer calls in the same manner. A follow-up screen may be used by management to insure that the customer is being handled in a timely manner.

          ACCOUNTS
        RECEIVABLE       An accounts receivable system will assist in cash flow
                         management.

                         The Accounts Receivable subsystem provides detailed reports of cash receipts, adjustments, customer charges, deposits, account balances, and aged receivables. Numerous inquiry screens display current and historical customer transactions and information regarding collection contacts.

                         A delinquent processing function provides the ability to customize and print past due notices and final notices.

          TRAFFIC
          ANALYSIS The Traffic Analysis subsystem produces a series of reports that provides the ability to analyze traffic patterns, time patterns, line usage, and line utilization by billing cycle. Some of the reports which may be generated are:

                                     2.1-4

                         Traffic by LATA
                         Traffic by Top 100 LATAs
                         Traffic by City
                         Traffic by Top 100 Cities
                         Traffic Analysis by Product
                         Busy Hours by Output Facility and Line
                         Traffic Analysis by Output Facility and Line
                         Traffic Analysis by Input Facility and Line
                         Billing Analysis by Output Facility
                         Revenue by Volume and Customer

2.2 The EDSCDC - Call Detail Collection Software communicates with switching equipment, billing, traffic and security systems to deliver call detail information in real time. EDSCDC - Call Detail Collection Software also converts the call detail information into the IXplus CDR format.

2.3 EDSSEC - Fraud Detection Software analyzes records from the network as they occur. EDSSEC - Fraud Detection Software alerts you of potential fraud, identifies the source, and can take corrective action on its own. EDSSEC -Fraud Detection Software learns the calling patterns of your customers on your network and provides self adjusting alert thresholds.

                                                                    SCHEDULE 2.2
                                                                    ------------


                             PERFORMANCE STANDARDS

SECTION 1 - BILLING SERVICES PERFORMANCE STANDARDS

1.1     Certain Definitions.
        -------------------

               When used in this Section 1 of Schedule 2.2, the following terms will have the following respective definitions:

        (a) "On-line Availability" will mean the "uptime" percentage measurement indicating the time that the EDS central processing unit (CPU) will be available for on-line terminal usage by Customer. This measurement will be based on scheduled Online Availability, as set forth in Section 1.2(b) of this Schedule 2.2, and will not reflect any period of non-availability because of any circuit outage, any application Software problem or any problem caused by Customer or Customer's personnel, agents or representatives. The calculation is expressed in percentages and is derived by reviewing any incidents that have caused a service interruption and subtracting the interruption time from the scheduled time.

        (b) "Prime Time" will mean 6:00 a.m. to 6:00 p.m., Local Time, Monday through Friday.

        (c) "Daily On-line Outage During Prime Time" will mean the amount of time when the EDS equipment or Software is unavailable during Prime Time on a daily basis during each month.

1.2     Performance Standards.
        ---------------------

        (a)    Mailing of End User Bills.  EDS will print and mail End Users'
               -------------------------
               bills within an average of six Business Days after the applicable Determination Date (as defined herein). Such average time period will be determined by (i) measuring, for the month in question and for each of the five preceding months, the number of days elapsed between the Determination Date and the date on which the End Users' bills corresponding to such Determination Date were actually mailed, (ii) adding together the number of such days elapsed for all six months measured, and (iii) dividing such sum by six. A "Determination Date" is the later to occur of (i) the date on which EDS is to bill a particular End User (as such date is set forth in the End User information provided to EDS pursuant to Section 1.3 of Schedule 4. 1) or (ii) the date of the receipt of the

                                     2.1-1
               most recent magnetic tape or disk containing the applicable Messages.

        (b)    On-line Availability.  The average On-line Availability during
               --------------------
               Prime Time during each month will be 98%.

        (c)    Maximum and Average Daily On-line Outages During Prime Time.  The
               -----------------------------------------------------------
               maximum Daily On-line Outage During Prime Time will not exceed one hour per day for more than any two days in any month and the average Daily On-line Outage During Prime Time will not exceed 10 minutes during any month.

        (d)    Scheduled On-line Availability.
               ------------------------------

               (i) Monday through Friday: 12 hour availability during Prime Time or as otherwise mutually agreed. All other time, Monday through Friday, will be held in reserve for data back-up or emergencies which cannot wait for the maintenance time period scheduled on Sunday.

               (ii) Saturday and Sunday: unavailable midnight to 8:00 a.m. Local Time, and available at such other times as Customer has requested in advance and that EDS has approved in advance.

                                     2.1-2

                                                                    SCHEDULE 2.3
                                                                    ------------


                                  SAFEGUARDS

SECTION I - RETENTION SCHEDULE

          EDS will store any Customer Data that is sent off-site for recovery purposes in a protected vault for mutually agreeable periods of time.

SECTION 2 - OFF-SITE DATA STORAGE

          The off-site data storage facility will employ security and environmental protection systems that guard against theft and fire and that control humidity and temperature.

SECTION 3 - SOFTWARE AND DATA SECURITY

          EDS will require users of the Software operated by EDS to enter a valid password in order to gain access to certain applications, functions and databases that contain the Customer Data. EDS will secure the Customer Data using Software that restricts access to the Customer Data and assists in the administration of the security of the Customer Data.

SECTION 4 - FACILITY SECURITY

          EDS will control and limit physical access to any EDS Data Centers where the Services are provided, and EDS will utilize alarm systems that guard against theft, fire, heat and water.

SECTION 5 - CONTINGENCY PLANS

          EDS will provide a contingency plan to facilitate continued processing of Messages at the EDS Data Center in the event of a catastrophe or other event of natural force majeure or in the event of single processor failure within the EDS Data Center or the failure of the entire EDS Data Center.

SECTION 6 - MAILING RECORD

          For a period of at least six months after mailing of End User bills, EDS will retain a record of such mailing.

                                     2.3-1

                                                                    SCHEDULE 3.1
                                                                    ------------

                                    CHARGES

SECTION I - INSTALLATION CHARGES

1.1     Installation and Training Fee.  Customer will pay to EDS a one-time
        -----------------------------
        installation and training fee of $29,200 in consideration of EDS providing its standard installation and training assistance for the IXplus Software, the EDSCDC - Call Detail Collection Software and the EDSSEC - Fraud Detection Software. The installation and training support will include three to five days of on-site assistance to be provided by EDS at Customer's McLean, Virginia location for the purpose of assisting Customer with its data input process. The installation and training fee will be due and payable by Customer to EDS as follows: (i) $5,840 upon the Start of Processing Date, and (ii) the remaining $23,360 will be payable by Customer in twelve equal monthly installments of $1,946.67 each beginning with the month following the six-month anniversary of the Effective Date, plus interest accruing from such date on the unpaid balance of such fee at a rate of interest equal to 9.5% per annum. In the event that any installation and or training is required that is in excess of the standard installation and training assistance provided by EDS, then such assistance will be performed as Additional Services pursuant to Section 2.4. Pursuant to Section 3.2, Customer will pay or
                    -----------              -----------
        reimburse EDS for all out-of-pocket expenses incurred in the performance of the installation and training assistance.

SECTION 2 - BILLING SERVICES CHARGES

2.1     Minimum Message Requirement and Charge.
        --------------------------------------

        (a) Subject to the Minimum Message Requirement payment set forth below, Customer will pay to EDS a monthly charge based on the number of Messages (other than Rejected Messages) rated and billed by EDS during each 12-month period during the term of this Agreement calculated at the following charge per Message:


                                                        Minimum Message
12-Month Periods following the                          Requirement per
Start of Processing Date          Charge per Message    12-Month Period
- ------------------------------    ------------------    ---------------
Months 1 through 12               $.0069 per Message     12,000,000 Messages
Months 13 through 24              $.0059 per Message     30,000,000 Messages
Months 25 through 36              $.0054 per Message     60,000,000 Messages
Months 37 through 48              $.0053 per Message    100,000,000 Messages
Months 49 through 60              $.0052 per Message    135,000,000 Messages

                                     3.1-1

        (b) During the term of this Agreement, Customer will be obligated to submit to EDS for rating and billing the Minimum Message Requirement per each 12-month period as set forth above in the last category. If, at the end of each 12-month period during the term of this Agreement, the total number of Messages (other than Rejected Messages) rated and billed by EDS is less than the Minimum Message Requirement for such 12-month period, then within 30 days after the end of each 12-month period, Customer will pay to EDS an amount equal to the difference between (i) the actual number of Messages (other than Rejected Messages) submitted by Customer for rating and billing by EDS, and (ii) the applicable Minimum Message Requirement, multiplied by $.0002 per Message. Notwithstanding anything in this subparagraph (b) to the contrary, the Minimum Message Requirement and all amounts owed to EDS in connection therewith for Months 1 through 24 will accrue during the first 24 months following the Start of Processing Date, with all amounts due and owing to EDS for such 24-month period to be paid by Customer within 30 days after Month 24.

        (c) Notwithstanding anything in subparagraph (b) above to the contrary, if, upon the 60-month anniversary of the Start of Processing Date, the total number of Messages (other than Rejected Messages) submitted by Customer for rating and billing for the prior 12-month period is less than the Minimum Message Requirement for such period, then Customer may, by providing EDS with written notice within 30 days following the 60-month anniversary of the Start of Processing Date, elect to extend the term of this Agreement for an additional 12 month period in lieu of Customer's requirement to pay EDS the shortfall calculated in accordance with subparagraph (b) above. During each month of such 12-month extension period, Customer will pay EDS at the rate of $.0052 per Message (other than Rejected Messages) submitted to EDS for rating and billing.

        (d) In the event Messages are submitted by Customer or Clients to EDS from a foreign country, and EDS is unable to process such Messages for any reason, then EDS will adjust the Minimum Message Requirement for any 12-month period as appropriate.

2.2     Monthly Image Charges.  For each month following the Start of Processing
        ---------------------
        Date and during the term of this Agreement, Customer shall pay to EDS, in addition to the monthly Message charge, a monthly print charge of $0.041 per image. For purposes of this Agreement, "Image" means one side of an End User's bill on which EDS has printed billing data, Customer's or Client's name or logo, or any promotional message of Customer or Client requested by Customer in accordance with Section 1.6 of Schedule
                                                        -----------    --------
        2.1 of this Agreement. By way of example, a two-sided End User bill
        ---
        printed by EDS for Customer hereunder shall constitute two Images.

                                     3.1-2

 2.3    Other Billing Related Charges.
        -----------------------------

Description                                        Charge
- -----------                                        ------
EDS Data Center personal computer usage fee        $100.00 per month
Carrier billing records/1/                         $0.0020 per Message
Messages sent to clearinghouse for LEC billing     $0.0025 per Message
Past due notices (once per month)                  $0.15 each letter
Forms and envelopes                                cost plus 10%
Microfiche/postage                                 cost plus 5%
Delivery                                           cost plus 10%
Magnetic tapes and/or floppy diskettes
   sent to Customer                                $8.00 handling fee plus
                                                   supplies at cost plus 10%
Mail stuffing:
  Large envelope                                   $0.30 per bill
  Box                                              $5.00 per box
Inserts for billing                                $0.02 each page

SECTION 3 - CHARGES FOR ADDITIONAL SERVICES

3.1     Additional Personnel.  Customer will pay to EDS the following charges in
        --------------------
        consideration for any Additional Services provided to Customer by EDS pursuant to Section 2.4 of this Agreement which require additional personnel resources:

               Job Category              Monthly Rate
               ------------              ------------

               Systems Engineer          $ 9,600.00

3.2     Additional Computer Resources.  Customer will pay to EDS the following
        -----------------------------
        charges in consideration for any Additional Services provided to Customer by EDS pursuant to Section 2.4 of this Agreement which require
                                    -----------
        additional computer resources:


___________________________

1. Any carrier billing records which are processed by EDS but are to be billed by the carrier will be returned to such carrier at no charge to the Customer; provided however, Customer will furnish the tapes and supplies related to all such carrier billing records.

                                     3.1-3

               Time                                Charge
               ----                                ------
               CPU/1/ - Interactive           $4.47 per minute
               CPU/1/ - Batch
               Prime Time/2/                  $2.68 per minute

               Non-Prime Time/2/              $1.34 per minute

               Direct-Access Storage
               Device (DASD)                  $0.0245 per Megabytes/day

               Laser Print                    $0.732 per 1000 lines

3.3     Other Charges.  Customer will pay to EDS such other charges for any
        -------------
        Additional Services provided to Customer pursuant to Section 2.4 as
                                                             -----------
        mutually agreed upon and approved in writing by the parties from time to time.

_________________________

1. CPU unit charges are based upon an IBM AS/400 E70 processor. If EDS operates on any other processor EDS will normalize the actual CPU minutes to reflect the amount of time that would have been required had EDS been using an IBM AS/400 Model E70.

2.  "Prime Time" is defined in Section 1.1(b) of Schedule 2.2.  "Non-Prime
                               --------------    ------------
Time" means all times other than Prime Time.

                                     3.1-4

                                                                    SCHEDULE 4.1
                                                                    ------------

                             CUSTOMER OBLIGATIONS

SECTION 1 - BILLING OBLIGATIONS

1.1     Preliminary Processing and Delivery of Messages.  Customer will record
        -----------------------------------------------
        and deliver the Messages to EDS from the appropriate Customer switching location via magnetic tape or electronic data transmission, in the Standard Message Format, to allow EDS to process the Message in accordance with Section 1 of Schedule 2.1. Customer will establish and
                        ---------    ------------
        maintain appropriate Customer procedures regarding the development and delivery of such Messages to EDS. EDS will have no responsibility or liability to Customer, any of the Clients or any other Person for the accuracy or completeness of any data or Messages supplied by or through Customer. Customer acknowledges that EDS will have no obligation to accept for processing any Messages that do not conform to the Standard Message Format.

1.2     Rating Information.  Customer will (a) determine, initially enter into
        ------------------
        the appropriate database and subsequently maintain a schedule of rates containing all necessary information regarding its pricing programs and optional calling plans and will be solely responsible for any changes or additions thereof and (b) if EDS is required to respond to End Users' inquiries pursuant to this Agreement, provide EDS with copies of Customer's policies with respect to granting credits or adjustments to the End Users' accounts.

1.3     End User and Tax Information.  Customer will enter into the applicable
        ----------------------------
        database any information specific to the End Users that is needed to rate Messages and calculate End User bills (including the dates on which EDS is to bill each particular End User). EDS will establish the format for such End User information. Customer may, if mutually agreed upon by the parties, provide EDS with tax data to be used for determining the applicable tax rates.

1.4     Customer Back-up of Switch Data.  Customer will (a) establish back-up
        -------------------------------
        security for and keep back-up switch data in its possession and (b) for a period of at least 60 days after delivery of such switch data, produce and retain duplicate copies of all Messages delivered to EDS pursuant to
        Section 1.1 of this Schedule 4.1; provided, however, that EDS will have
        -----------         ------------
        such access to any such back-up switch data as is reasonably required by EDS in connection with the performance of its obligations under this Agreement.

1.5     Filing and Paying of Taxes.  Customer will be solely responsible for (a)
        --------------------------
        preparing and filing in a timely manner with the applicable taxing authorities and Governmental Authorities all

                                     4.1-1

        Tax Returns and for promptly paying in full and remitting to such taxing authorities and Governmental Authorities all Taxes owed, and (b) will be obligated to pay any additional Taxes imposed by any Governmental Authority as a result of the nonpayment of required Taxes by Customer. If, as a result of any request or requirement of any Governmental Authority, it is necessary for EDS to deliver copies of such Tax Returns, Customer will provide EDS with copies of any and all Tax Returns that Customer has prepared and filed and other applicable information relating to the payment of the Taxes; provided, however, that Customer will not be required to provide EDS with any information regarding Customer's state or federal income taxes. Notwithstanding the foregoing, Customer will not be deemed to be in breach of this Section
                                                                       -------
        1.5 of this Schedule 4.1, if it is contesting in good faith the
        ---         ------------
        imposition of any unpaid Taxes in appropriate administrative or litigation proceedings. In addition, EDS will furnish Customer all information in EDS' possession reasonably necessary for Customer to file its Tax Returns. Such information will be in a format agreed upon by Customer and EDS.

1.7     Notice of Volume Changes.
        ------------------------

        Customer acknowledges and agrees that the resources of EDS are limited. Customer agrees to provide estimates and forecasts, from time to time, to EDS in order to enable EDS to have adequate facilities to handle the volume of Messages anticipated by Customer without having an excessive amount of under-utilized capacity. If Customer anticipates, after achieving a monthly volume of 5,000,000 Messages, that any additional increase in Customer's volume of Messages in any six month period will exceed 100% of the volume of Messages in the immediately preceding six month period, then Customer will give EDS written notice of such anticipated increase at least 120 days prior to the need for such increased level of utilization. If Customer does not give EDS such written notice, EDS will have 120 days to increase its resources to handle the increased load, during which period EDS will have no liability for failure to meet the Performance Standards set forth in
        Section 1.2 of Schedule 2.2, and any failure by EDS to meet the
        -----------    ------------
        Performance Standards set forth in Section 1.2 of Schedule 2.2 will not
                                           -----------    ------------
        be considered a default under this Agreement or grounds for termination of this Agreement.

                                     4.1-2

                                                                   SCHEDULE 10.6
                                                                   -------------


                                    NOTICES

Any notice referred to in Section 10.6 will be addressed to the appropriate
                          ------------
parties specified below:

     (a)  If to EDS, to it at:

          Electronic Data Systems Corporation
          5400 Legacy Drive
          Mailstop H1-5C-35
          Plano, Texas 75024
          Attention: Communications Industry Group

          with a copy to:

          Electronic Data Systems Corporation
          5400 Legacy Drive
          Mailstop H3-3A-05
          Plano, Texas 75024
          Attention: General Counsel

     (b)  If to Customer, to it at:

          Global Telecommunications, Inc.
          8180 Greensboro Drive, Suite 1100
          McLean, Virginia 22102
          Attention: K. Paul Singh, CEO
          Telecopy: 703/848-4641

                                    10.6-1

                                                                       EXHIBIT A
                                                                       ---------

                                   AFFILIATE
                     RATIFICATION AND ACCEPTANCE AGREEMENT

          THIS AFFILIATE RATIFICATION AND ACCEPTANCE AGREEMENT, dated as of __________ __, 19__ ("Ratification Agreement"), is between _______________, a
__________ corporation/partnership ("Affiliate"), and Electronic Data Systems Corporation, a Texas corporation ("EDS"). All terms used but not defined herein will have the meanings set forth in the Agreement referred to below.

          WHEREAS, __________ ("Customer") and EDS have entered into an Agreement for Billing and Related Services, dated as of __________ __, 19__ (the "Agreement"), relating to the provision by EDS of certain billing and related services to Customer upon the terms and subject to the conditions set forth in the Agreement, and the Affiliate desires to obtain billing and related services under the Agreement upon such same terms and conditions;

          NOW, THEREFORE, in consideration of the premises, and in order to induce EDS to provide certain billing and related services to the Affiliate pursuant to the Agreement, the Affiliate hereby agrees and represents and warrants to EDS as follows:

          1. The Affiliate, by executing and delivering this Ratification Agreement, agrees to be bound by and subject to the terms and provisions of the Agreement with the same effect as if the Affiliate were an original party thereto and appoints Customer as the Affiliate's duly authorized and designated agent. The Affiliate acknowledges that Customer has and at all times during the term of the Agreement will have the authority (which is coupled with an interest and is irrevocable) to act for and on behalf of the Affiliate with respect to all matters relating to the Agreement and this Ratification Agreement, including without limitation, with regard to the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement and this Ratification Agreement, the making of all payments to EDS, and the waiver, amendment or modification of any provision of the Agreement.

          2. This Ratification Agreement will be construed in accordance with, and the rights of the parties will be governed by, the substantive laws of the State of Texas, without giving effect to any choice-of-law rules that might require the application of the laws of another jurisdiction.

          IN WITNESS WHEREOF, the Affiliate has duly executed and delivered this Ratification Agreement as of the date first set forth above.


                                               ______________________________
                                               [INSERT NAME OF THE AFFILIATE]



                                               By:______________________________
                                                    Name:_______________________
                                                    Title:______________________


ACCEPTED AND AGREED:

ELECTRONIC DATA SYSTEMS CORPORATION



By:_________________________
   Name:____________________
   Title:___________________

                                                                       EXHIBIT B
                                                                       ---------


                                    FORM OF
                        START OF PROCESSING DATE NOTICE

     This START OF PROCESSING DATE NOTICE serves to notify GLOBAL TELECOMMUNICATIONS, INC. that ELECTRONIC DATA SYSTEMS CORPORATION ("EDS") has commenced providing billing and related services as of __________ __, 19__ (the "Start of Processing Date"), pursuant to that certain Agreement for Billing and
Related Services, dated as of   1995, between Global Telecommunications, Inc.
and EDS.



                                              ELECTRONIC DATA SYSTEMS
                                              CORPORATION


                                              By:______________________________
                                                   Name:_______________________
                                                   Title:______________________

                                                                       EXHIBIT C
                                                                       ---------


                                  BILL FORMAT


SECTION 1 - BILL PAGE SIZE:

          Page Measure 8 1/2" x 11" (single side or duplex).

SECTION 2 - LOGO:

          Color logo on preprinted white stock.

SECTION 3 - SPECIFICATIONS FOR BILL INSERTS:

3.1  Size.                    8 1/2" x 11"
     ----

3.2  Thickness of Media.
     ------------------

                              1/250" (0.01mm) to 3/16" (4.76mm) The total
                              thickness of the bill, insert and return envelope must not exceed 7/32" (5.6mm) in order to properly insert mechanically into the mailing envelope.

SECTION 4 - SAMPLE BILL PAGES: See attached additional pages.

                                                                       EXHIBIT D
                                                                       ---------

                            LIST OF BILLING REPORTS


                               [TO BE INSERTED]

EDS Bills

                                         Cost/Unit
                                         ---------
Mail Stuffing - Large Envelopes             0.30
Mail Stuffing - boxes                       5.00
Implementation Fee
EDS Data Center PC usage                     100
Postage (cost + 5%)
Delivery (cost + 10%)
Pass Through Travel
Monthly Image Charges                     0.0410
Minimum Message Req. & Charge             0.0069
Bill Stock (cost + 10%)
Total
Less: Nonrecurring Costs
Total Processing Charges

Bills Printed
Cost per Bill